Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT
among
BKV CORPORATION
and
BEDROCK ENERGY PARTNERS, LLC

Table of Contents
Page
Section 1.01    Definitions    1
Section 1.02    Construction    4
ARTICLE II REGISTRATION RIGHTS    4
Section 2.01    Resale, Demand and Piggyback Rights    4
Section 2.02    Notices, Cutbacks and Other Matters    7
Section 2.03    Facilitating Registrations and Offerings.    10
Section 2.04    Reporting Obligations    13
Section 2.05    Indemnification    13
ARTICLE III GENERAL PROVISIONS    15
Section 3.01    Notices    15
Section 3.02    Amendment; Waiver    16
Section 3.03    Assignment    17
Section 3.04    Third Parties    17
Section 3.05    Governing Law    17
Section 3.06    Jurisdiction; Waiver of Jury Trial    17
Section 3.07    Specific Performance    17
Section 3.08    Entire Agreement    17
Section 3.09    Table of Contents, Headings and Captions    17
Section 3.10    Counterparts    18
Section 3.11    No Recourse    18

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of September 29, 2025 (this “Agreement”), is entered into by and among BKV CORPORATION, a Delaware corporation (including such Person’s successors by merger, acquisition, reorganization or otherwise, the “Company”), and BEDROCK ENERGY PARTNERS, LLC, a Texas limited liability company (the “Seller”). The Company and Seller are collectively referred to herein as the “Parties” and individually as a “Party.”
WHEREAS, this Agreement is made in connection with the issuance of the Common Stock (as defined below) pursuant to the Membership Interest Purchase Agreement, dated as of August 7, 2025, by and between the Company (solely for the limited purposes set forth therein), the Seller and the other parties thereto (the “Purchase Agreement”); and
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Seller pursuant to the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
Article I
DEFINITIONS
Section 1.01Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person; provided, however, that for the purposes of this Agreement, no Person managed or controlled by Mountain Capital Management, LLC, including any of its investment funds, and any portfolio company of any such investment fund or subsidiary of any portfolio company other than Holder, shall be considered or otherwise deemed an Affiliate of Holder.
“Agreement” has the meaning set forth in the Preamble of this Agreement.
“Block Trade” has the meaning set forth in Section 2.01(a)(ii).
“Block Trade Requesting Holder” has the meaning set forth in Section 2.01(a)(ii).
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.
“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.
“Company” has the meaning set forth in the Preamble.
“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of ownership interests, by contract or otherwise) of a Person.
“Demand Notice” has the meaning set forth in Section 2.02(c)(i).
“Demand Underwritten Takedown” has the meaning set forth in Section 2.01(d)(i).
“Demanding Holder” has the meaning set forth in Section 2.01(d)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Holder” means the record holder of any Registrable Securities.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority and any rules and regulations of a Recognized Exchange.
“Party” or “Parties” has the meaning set forth in the Preamble.
“Person” means any individual, corporation, company, voluntary association, company, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.
“Recognized Exchange” means The New York Stock Exchange.
“Registrable Securities” means shares of Common Stock issued pursuant to the Purchase Agreement and held by Holder, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities. For purposes of this Agreement,

Registrable Securities shall cease to be Registrable Securities (i) when a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (ii) on the later of (x) the time such Registrable Securities are eligible to be sold by Holder owning such Registrable Securities (including Registrable Securities deliverable to Holder under an effective exchange registration) pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without any restriction or limitation thereunder on volume or manner of sale, (y) the time such Registrable Securities cease to be outstanding shares of Common Stock of the Company, and (z) December 31, 2026.
“Registration Expenses” means any and all expenses of the Company incurred in connection with the performance of or compliance with obligations hereunder, including the following expenses of the Company:
(i)all Commission, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);
(ii)all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);
(iii)all printing, messenger and delivery expenses;
(iv)all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;
(v)the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance;
(vi)any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;
(vii)the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of Holder); and
(viii)any other fees and disbursements customarily paid by the issuers of Securities.
“Resale Shelf Registration Statement” has the meaning set forth in Section 2.01(a)(i).
“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Seller” has the meaning set forth in the Preamble of this Agreement.
“Shelf Takedown” has the meaning set forth in Section 2.01(b).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.
Section 1.02Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.
Article II
REGISTRATION RIGHTS
Section 2.01Resale, Demand and Piggyback Rights.
(a)Registration Statement Covering Resale of Registrable Securities.
(i)Within ninety (90) calendar days after the closing of the transactions contemplated by the Purchase Agreement, or, if not eligible, within ninety (90) calendar days of the date upon which the Company first becomes eligible the Company will, subject to Section 2.03(d), file with the Commission a registration statement on Form S-3 or any similar short-form registration statement that may be available at such time or its successor form for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holder of all of the Registrable Securities then held by such Holder pursuant to any method or combination of methods legally available to, and reasonably requested by Holder (the “Resale Shelf Registration Statement”). The Company shall include all of the Registrable Securities in the Resale Shelf Registration Statement.
(ii)At any time and from time to time after the Resale Shelf Registration Statement has been declared effective by the Commission, if a Holder wishes to engage in an underwritten or other coordinated registered or unregistered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), then such Holder (in such capacity, a “Block Trade Requesting Holder”) may notify the Company of the Block Trade not less than five Business Days prior to the day such offering is first anticipated to commence and the Company shall, subject to the other provisions of this Agreement, use its commercially reasonable efforts to facilitate such Block Trade; provided, that the Block Trade Requesting Holder shall use reasonable best efforts to work with the Company and any underwriters prior to making such request in order to facilitate preparation of the prospectus supplement (as applicable and if required) and other offering documentation related to the Block Trade. Prior to the filing of an applicable “red herring” prospectus supplement used in connection with a Block Trade, the Block Trade Requesting Holder initiating such Block Trade shall have the right to elect to withdraw therefrom by notice to the Company and the managing underwriter(s) thereof.
(b)Shelf Takedowns. Subject to the other applicable provisions of this Agreement, at any time that the Resale Shelf Registration Statement is effective, if a Holder delivers a notice to the Company stating that it intends to effect a non-underwritten sale or distribution of all or part of its Registrable Securities included by it on the Resale Shelf Registration Statement (a “Shelf Takedown”) then, subject to the other applicable provisions of this Agreement, the Company shall, as promptly as practicable, amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Takedown.
(c)Piggyback Rights.
(i)In connection with any registered offering (including at the initiative of the Company for its own account or for the account of a stockholder of the Company that is not a party to this Agreement) of shares of Common Stock covered by a non-shelf registration statement (other than a form not available for registering the resale of the Registrable Securities to the public), Holder may exercise piggyback rights to have included in such offering Registrable Securities held by it, subject to any cutbacks imposed in accordance with Section 2.02(f) hereof and the limitations set forth in Section 2.01(e) hereof. The Company will facilitate in the manner described in this Agreement any such registered offering. For the avoidance of doubt, exercises by Holder of such piggyback rights shall be unlimited in number.
(ii)Any Holder requesting to be included in any offering eligible for exercise of its piggyback rights may withdraw its request for inclusion by giving written notice to the Company, (A) at least three (3) Business Days prior to the anticipated effective date of the registration statement filed in connection with such offering if the registration statement requires acceleration of effectiveness or (B) in all other cases, one Business Day prior to the anticipated date of the filing by the Company under Rule 424 of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering; provided, however, that the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that offering.
(d)Demand Underwritten Takedowns.
(i)At any time and from time to time after the Resale Shelf Registration Statement has been declared effective by the Commission, a Holder may request (in such capacity, the “Demanding Holder”) to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, a “Demand Underwritten Takedown”) by delivering a Demand Notice in accordance with Section 2.02(c)(i); provided, that the Company shall not be obligated to effect (1) any Demand Underwritten Takedown unless such Demand Underwritten Takedown shall include securities with a total offering price (including piggyback securities of other shareholders and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $5,000,000 or (2) more than two (2) Demand Underwritten Takedowns demanded pursuant to this Section 2.01(d) in any twelve (12) month period and no more than one (1) offering per fiscal quarter. For the avoidance of doubt, Demand Underwritten Takedowns shall include Block Trades, which such Block Trades will be afforded the same rights and privileges afforded to Demand Underwritten Takedowns hereunder unless otherwise provided herein.
(ii)The Demanding Holder shall have the right to select the underwriters for such Demand Underwritten Takedown (which shall consist of one or more reputable nationally or regionally recognized investment banks and which selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed) and to agree to the pricing and other terms of such offering. In connection with a Demand Underwritten Takedown, the Company and the Demanding Holder shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Demand Underwritten Takedown by the Demanding Holder.
(iii)Any Demanding Holder initiating a Demand Underwritten Takedown for any or no reason whatsoever may withdraw from such Demand Underwritten Takedown by giving written notice to the Company prior to the public announcement of the Demand Underwritten Takedown by the Company. A withdrawn Demand Underwritten Takedown (including a Block Trade) will be counted against the number available to such Demanding Holder unless (A) the Demanding Holder pays all Registration Expenses in connection with such withdrawn Demand Underwritten Takedown, or (B) within forty-five (45) days subsequent to the delivery of the Demand Notice to the Company, the Company suspends the use of the Resale Shelf Registration Statement pursuant to Section 2.01(e)(ii) hereto.
(e)Limitations on Shelf Takedowns, Demand Underwritten Takedowns and Piggyback Rights.
(i)Any Shelf Takedown, Demand Underwritten Takedown or the exercise of any piggyback registration rights will be subject to the constraints of contractual lockup arrangements as provided under the Purchase Agreement, and any such Shelf Takedown, Demand Underwritten Takedown or exercise of any piggyback registration rights must be deferred until such lockup arrangements no longer apply. If a Demand Notice in connection with a Demand Underwritten Takedown has been made, no further Demand Underwritten Takedown be made so long as the initial offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, Holder will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (1) a registration relating solely to employee benefit plans; (2) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (3) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (4) a registration statement relating solely to dividend reinvestment or similar plans; (5) a shelf registration statement relating to debt securities of the Company or any Subsidiary that are convertible for common equity of the Company; or (6) a registration where the Registrable Securities are not being sold for cash.
(ii)The Company may postpone a Shelf Takedown or Demand Underwritten Takedown or suspend the effectiveness of any Resale Shelf Registration Statement for a reasonable “blackout period” not in excess of forty-five (45) consecutive days (and not in excess of ninety (90) days in the aggregate within any 360 day period) if (1) the Company has initiated a registered offering of its securities and continues to actively employ, in good faith, all reasonable efforts to cause the applicable Resale Shelf Registration Statement to become effective; (2) Holder has requested a Demand Underwritten Takedown and the Company and Holder are unable to obtain the commitment of underwriters to firmly underwrite the Demand Underwritten Takedown; or (3) the Board determines in good faith that such Shelf Takedown or Demand Underwritten Takedown could materially interfere with a bona fide business, acquisition or divestiture or financing transaction of the Company or is reasonably likely to require premature disclosure of information that the Company has a bona fide business purpose for not disclosing publicly; provided that the Company shall not postpone a Shelf Takedown or Demand Underwritten Takedown more than two (2) times in any twelve (12) month period.
(iii)The Parties will maintain strict confidentiality of their discussions regarding Shelf Takedowns, Demand Underwritten Takedowns and offerings pursuant to which piggyback rights are available except as may otherwise be required by law, regulation, rule, court order or subpoena or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system; provided, that, in the event of a required disclosure of confidential information of the other Party, to the extent legally permissible, such disclosing Party must promptly notify such other Party of such disclosure and take reasonable steps to minimize the extent of any such required disclosure.
Section 2.02Notices, Cutbacks and Other Matters.
(a)Notifications Regarding Shelf Takedowns. Holder must include in its notice to the Company with respect to a Shelf Takedown, the number of Registrable Securities sought to be sold pursuant to such Shelf Takedown, the complete name of the selling Holder and the proposed plan of distribution.
(b)Notifications Regarding Registration Piggyback Rights.
(i)In the event that the Company files (or confidentially submits) a registration statement with respect to a non-shelf registered offering, the Company will promptly give to Holder a written notice thereof as soon as practicable, but in no event less than ten (10) Business Days before the anticipated filing (or confidential submission) date of such registration statement. If Holder wishes to exercise its piggyback rights with respect to any such registration statement, it must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement in a written notice given within five (5) Business Days after the date of the Company’s notice.
(ii)In the event that the Company proposes to conduct a Demand Underwritten Takedown, the Company will promptly give to Holder a written notice thereof as soon as practicable, but in no event less than ten (10) Business Days before the expected date of commencement of marketing efforts for such Demand Underwritten Takedown. If Holder wishes to exercise its piggyback rights with respect to any such Demand Underwritten Takedown, it must notify the Company of the number of Registrable Securities it seeks to have included in such takedown in a written notice given within five (5) Business Days after the date of the Company’s notice.
(iii)Any notice with respect to an offering to which Holder is entitled piggyback rights shall include the amount and type of securities to be included in such offering, the expected date of commencement of marketing efforts and any proposed managing underwriter.
(iv)If at any time after giving notice in connection with this Section 2.02(b) and prior to the time sales of securities are confirmed pursuant to the applicable offering, the Company determines for any reason not to register or delay the offering, the Company may, at its election, give notice of its determination to Holder, and in the case of such a determination, will be relieved of its obligation set forth in Section 2.01(c) in connection with the abandoned or delayed offering, without prejudice. Notwithstanding any such determination, the Company shall pay all Registration Expenses in connection with such offering unless any unreasonable action or material breach of this Agreement by Holder is the cause of such determination.
(c)Notifications Regarding Demand Underwritten Takedowns.

(i)At any time and from time to time after the Resale Shelf Registration Statement has been declared effective by the Commission, if Holder wishes to demand a Demand Underwritten Takedown, it must notify the Company of the number of Registrable Securities it seeks to have sold pursuant to the Resale Shelf Registration Statement in a written notice and the expected price range of such offering (a “Demand Notice”) no later than 5:00 p.m., New York City time, on the fifth (5th) Business Day prior to any public announcement of such anticipated takedown.
(d)Requirements for Participation in Underwritten Offerings.
(i)If Holder proposes to distribute its Registrable Securities through an underwritten offering, it shall (1) enter into an underwriting agreement in customary form with the underwriters selected for such underwritten offering and the Company and (2) enter into a customary letter agreement with the underwriters selected by the Company providing that Holder will not effect any public sale or distribution of Common Stock (other than the Registrable Securities included in such offering) during the forty-five (45) calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such underwritten offering; provided, that the duration of such restrictions in this clause (2) shall be adjusted to be no longer and no shorter than the shortest restriction generally imposed by the underwriters on the Company or its officers and directors on whom a restriction is imposed.
(ii)Subject to Section 2.02(e) hereof, Holder may not participate in any underwritten offering for equity securities of the Company pursuant to a registration initiated by the Company hereunder unless it (1) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (2) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
(e)Plan of Distribution, Underwriters, Advisors and Counsel. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services for such offering. Otherwise, if Holder holds a majority of the shares of Common Stock requested to be included, it will be entitled to determine the plan of distribution and select the managing underwriters, provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.
(f)Cutbacks. If the managing underwriters advise the Company and the selling Holder that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering. If the Company is selling Registrable Securities for its own account in such offering, the securities to be offered by the Company will have first priority. To the extent of any remaining capacity, and in all other cases, the selling Holder (and any other Persons having registration rights pari passu with Holder and participating in such offering) and the Company will be subject to cutback pro rata based on the number of Registrable Securities initially requested by them to be included in such offering, without distinguishing between Holder or other Persons exercising pari passu registration rights based on who made the demand for such offering or otherwise.

(g)Withdrawals. For the avoidance of doubt, (i) a commenced Block Trade or other Demand Underwritten Takedown under which a withdrawal has been made in accordance with Section 2.01(a)(ii) or Section 2.01(d)(iii), respectively, shall count against the maximum number of demanded offerings that Holder may make in any quarter or twelve (12) month period unless one or more of the exceptions in Section 2.01(d)(iii) is satisfied and (ii) a commenced offering in respect of which piggyback rights have been exercised under Section 2.01(c) under which a withdrawal has been made in accordance with Section 2.01(c)(ii) shall not count against the maximum number of demanded offerings that Holder may make in any quarter or twelve (12) month period.
Section 2.03Facilitating Registrations and Offerings.
(a)Registration Statements. In connection with the Resale Registration Statement or any registration statement related to the exercise of any piggyback registration rights hereunder, in addition to any other commitments made by the Company with respect to such registration statement elsewhere in this Agreement, the Company will:
(i)(1) prepare and file with the Commission a registration statement on an appropriate form covering the applicable Registrable Securities, (2) file amendments thereto as warranted, (3) seek the effectiveness thereof as promptly as reasonably practicable and (4) file with the Commission prospectuses, prospectus supplements and free writing prospectuses as may be required, all in consultation with Holder and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;
(ii)within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Holder and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to Holder or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Holder or any underwriter available for discussion of such documents;
(iii)use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (1) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iv)notify Holder promptly (1) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (2) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (3) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(b)Registered Offerings and Shelf Takedowns. In connection with any Shelf Takedown or Demand Underwritten Takedown by Holder or any registered offering as to which piggyback rights apply, the Company will use commercially reasonable efforts to:
(i)cooperate with the selling Holder and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates (if necessary) representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holder or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five (5) days prior to any sale of such Registrable Securities;
(ii)furnish to Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as Holder or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by Holder and such underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;
(iii)(1) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or Holder holding Registrable Securities covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (3) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;
(iv)cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so listed if so requested by Holder, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
(v)cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;
(vi)enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:
(A)make such representations and warranties to the selling Holder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;
(B)obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;
(C)obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants and independent petroleum reserve engineers addressed to the selling Holder, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings, including any “comfort” letters from the independent certified public accountants and independent petroleum reserve engineers with respect to any business for which financial statements under Rule 3-05 of Regulation S-X are required to be included in any registration statement; and
(D)to the extent requested and customary for the relevant transaction, enter into a Securities sales agreement with Holder providing for, among other things, the appointment of such representative as agent for the selling Holder for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.
The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns. Furthermore, for the avoidance of doubt, the officers of the Company shall not be required to participate in any “roadshow” presentations or to dedicate an unreasonably burdensome amount of time in connection with any activities for any underwritten offering.
(c)Cooperation and Due Diligence. The Company shall, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holder, in connection with registration or sales hereunder, including, without limitation, making available senior executives of the Company to participate in any due diligence sessions that may be reasonably requested by the underwriter(s) in any underwritten offering. In connection with each registration and offering of Registrable Securities to be sold by Holder, the Company will, in accordance with customary practice, use commercially reasonable efforts to make available for inspection by underwriters and any counsel or accountant retained by such underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.
(d)Information from Holder. In connection with any registration or offering of Registrable Securities in which Holder is participating, Holder will furnish to the Company in writing such information regarding itself as is required to be included in, or is otherwise required by FINRA or the Commission in connection with, any registration statement, any prospectus or any amendment or supplement thereto, the ownership of Registrable Securities by Holder and the proposed distribution by Holder of such Registrable Securities, as well as any such additional information as the Company may from time to time reasonably request in writing in connection therewith. The Company shall have no obligation to include Registrable Securities in any registration statement or prospectus if Holder has failed to timely furnish such information that the Company determines is reasonably required in order for any registration statement or prospectus to comply with the Securities Act.
(e)Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Holder will be borne by the Company except for Registration Expenses paid by Holder in connection with a withdrawal under Section 2.01(d)(iii)(A) hereunder; provided, however, that (i) underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of Holder and (ii) all fees and expenses of any legal counsel or other advisors representing Holder will be borne by Holder.
Section 2.04Reporting Obligations. As long as Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date of this Agreement pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall use commercially reasonable efforts to make and keep public information regarding the Company available (as those terms are understood and defined in Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission)) with a view to making available the benefits of Rule 144 to Holder to sell shares of Common Stock held by it without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
Section 2.05Indemnification.
(a)Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Holder, the Company will indemnify and hold harmless to the extent permitted by law Holder, its officers, directors, and each underwriter of such securities and each other Person, if any, who Controls Holder or such underwriter, against any losses, claims, damages or liabilities (including reasonable legal fees and costs of court), joint or several, to which such Person may become subject under the Securities Act or otherwise, to the extent arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus or in any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein, or any issuer free writing prospectus (including any “road show,” whether or not required to be filed with the Commission), or which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to Holder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Holder or such underwriter specifically for use in the preparation thereof.
(b)Indemnification by Holder. Holder, as a condition to including Registrable Securities in such registration statement, will indemnify and hold harmless to the extent permitted by law (in the same manner and to the same extent as set forth in Section 2.05(a) hereof) the Company, each director and officer of the Company and each underwriter of such securities and each other Person, if any, who Controls the Company or such underwriter (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Holder specifically regarding Holder for use in the preparation of such registration statement or amendment or supplement, or (ii) with respect to compliance by Holder with applicable Laws in effecting the sale or other disposition of the securities covered by such registration statement; provided, that the liability of Holder pursuant to this Section 2.05(b) shall not exceed the total price at which the securities were offered to the public by Holder.
(c)Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 2.05(a) and Section 2.05(b) hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 2.05, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action. If the indemnifying party assumes the defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by indemnified party in connection with the action’s defense other than reasonable costs of investigation. If the indemnifying party does not assume the defense, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be responsible for fees and expenses of more than one firm of attorneys for the indemnified party (in addition to any local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties). Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (1) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (2) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
(d)Contribution. If the indemnification required by this Section 2.05 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.05(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 2.05(d).
Notwithstanding the provisions of this Section 2.05(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.
Article III
GENERAL PROVISIONS
Section 3.01Notices. Any notice, designation, request, consent, demand and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered, sent by facsimile or electronic transmission, or sent by reputable overnight courier service (charges prepaid) to the Parties at the respective addresses set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party. Any such notice, designation, request, consent, demand, other communication and other documents shall be deemed to have been given or made hereunder on the date of delivery, if delivered personally or by facsimile or electronic transmission, and one (1) Business Day after the date of deposit with a reputable overnight courier service, if delivered by reputable overnight courier service.
If to the Company, to:

BKV Corporation
1200 17th Street, Suite 2100
Denver, Colorado 80202
Attention: Lindsay Larrick, Chief Legal Officer
E-mail: [***]
with a copy (not constituting notice) to:
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900
Dallas, Texas 75201
Attention: Samantha Crispin
E-mail: [***]
If to the Seller, to:

Bedrock Energy Partners, LLC
811 Louisiana Street, Suite 2600

Houston, Texas 77002
Attention: Sam Oh, Nate Grady
Email: [***]
    [***]

with a copy (not constituting notice) to:
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention: Julian Seiguer
Email: [***]

Section 3.02Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Parties. Neither the failure nor delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.
Section 3.03Assignment. This Agreement will inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by a Party without the express prior written consent of the other Party, and any attempted assignment, without such consent, will be null and void.
Section 3.04Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a Party nor create or establish any third-party beneficiary hereto.
Section 3.05Governing Law. This Agreement and all claims or disputes arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.
Section 3.06Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the Parties unconditionally accepts the jurisdiction and venue of the courts of the State of Delaware or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3.01 hereof.
Section 3.07Specific Performance. Each Party acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other Party would be irreparably harmed and could not be made whole by monetary damages. Each Party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the Parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.
Section 3.08Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to such subject matter.
Section 3.09Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.
Section 3.10Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).
Section 3.11No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any Party shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
BKV CORPORATION
By:    /s/ Christopher P. Kalnin
Name:     Christopher P. Kalnin
Title:    Chief Executive Officer
[Signature Page to Registration Rights Agreement]

BEDROCK ENERGY PARTNERS, LLC
By:    /s/ Nate Grady
Name: Nate Grady
Title:    Authorized Signatory

[Signature Page to Registration Rights Agreement]